SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

[X] Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 23, 2001
(Date of Report)

Commission file number: 1-14307

Great Lakes REIT

(Exact name of Registrant as specified in its Charter)

Maryland	36-4238056
(State or other jurisdiction	(I.R.S. Employer identification no.)
of incorporation organization)

823 Commerce Drive, Suite 300, Oak Brook, IL 60523
(Address of principal executive offices)    (Zip code)

(630) 368-2900
(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes   /X/      No / /

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 10, 2001, Great Lakes REIT through Great Lakes REIT, L.P. (collectively the “Company”) acquired Bannockburn Corporate Center, located at 3000 Lakeside Drive, Bannockburn, Illinois from an unaffiliated third party for approximately $31,800,000. Funds for the purchase came from a borrowing under the Company’s unsecured line of credit.

Bannockburn Corporate Center contains 202,000 rentable square feet and is currently 81.5% occupied. The building was constructed in 1999 of high grade materials and has a pre-cast concrete and reflective glass façade.

Item 7.   Financial Statements and Exhibits

The Company will file the financial statements and pro forma information related to the acquired property within the prescribed time period as permitted by paragraphs(a) (4) and (b) (2) of Item 7.

No information is required under Items 1, 3, 4, 5 and 6, and these items have therefore been omitted.

By:          /s/ Richard L. Rasley
               Richard L. Rasley, Executive Vice President and Secretary